SECTION 302 CERTIFICATION
I, Frank D. Martell, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of CoreLogic, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Frank D. Martell

Frank D. Martell
Chief Financial Officer (Principal Financial Officer)
Date: March 23, 2012